Consent of Independent Registered Public Accounting Firm

Concentric Energy Corporation

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 1, 2008, relating to the consolidated financial statements of Concentric Energy Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona
December 31, 2008